Exhibit 11.1


                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
                                  Exhibit 11.1



                STATEMENT REGARDING COMPUTATION OF PER SHARE LOSS


  Weighted average shares:


                                                                         Years Ended December 31,
                                                           -----------------------------------------------
                                                                 1996               1995              1994

Primary:

Common stock                                               26,414,218         14,935,468        10,129,283

Warrants and stock options                                       ----               ----             ----
                                                           ----------         ----------        ----------

Weighted average common and common equivalent
shares outstanding                                         26,414,218         14,935,468        10,129,283
                                                           ==========         ==========        ==========



Fully Diluted:

Common stock                                               26,414,218         14,935,468        10,129,283

Warrants and stock options                                       ----               ----              ----
                                                           ----------         ----------        ----------

Weighted average common and common equivalent
shares outstanding                                         26,414,218         14,935,468        10,129,283
                                                           ==========         ==========        ==========



  Fully diluted earnings per share are not presented on the face of the Consolidated Statement of Operations since they are not materially different than primary earnings per share.
